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                                                                   Exhibit 10.12

                             ADVERTISING AGREEMENT


     This Advertising Agreement ("Agreement"), dated as of January 5, 1998 is made by and between CDnow, a Pennsylvania corporation, and GeoCities, a California corporation ("GeoCities"). CDnow and GeoCities sometimes are referred to collectively as the "Parties" and individually as a "Party."

     In consideration of the mutual promises contained in this Agreement and intending to be legally bound, CDnow and GeoCities hereby agree as follows:

Section 1. Definitions.

     The following terms (and all declensions thereof) are used in this Agreement with the respective meanings set forth below:

     1.1 "Above-the-Fold" means situated within the portion of a page that is designed to be visible on a standard computer screen with a resolution of 640 pixels by 480 pixels without requiring the user to scroll horizontally or vertically through the page.

     1.2 "Affiliate" means, with respect to either Party, any individual or entity that, by virtue of a majority ownership interest, directly controls, is controlled by or is under common control with that Party.

     1.3 "Beyond the Banner" means, any type of promotion which involves promotional techniques other than the placement of standard advertising banners or standard advertising buttons.

     1.4  "CDnow Icons" is defined in Section 2.1 of this Agreement.

     1.5 "CDnow Site" means, collectively, all points of presence and/or services maintained by CDnow or its Affiliates on the Internet or on any other public data network.

     1.6 "Commencement Date" means the date GeoCities first provides CDnow with all links, advertisements and other promotional placements required under Stage I described in the attached Exhibit B to this Agreement.

     1.7 "Competitor" means (a) any of the Entities listed on Exhibit C, (b) any Entity that either derives more than [XXX] of its annual gross revenues from the retail sale of Music or Video Products, or is primarily known as a retailer of Music or Video Products or (c) any Entity with more than U.S. [XXX] in annual revenues from the sale of Music or Video Products, though such entities shall only be construed to be a Competitor in the event that the advertising or promotion to be placed by such entity on the GeoCities Site is related to the category of Music or Video Products. For purposes of this Section 1.7, any commercial homepage participating in GeoCities' GeoShops Program and any Entity who exclusively manufactures or distributes, or any Entity that manufactures or distributes exclusively on behalf of a manufacturer or distributor of Music or Video Products and also engages in direct selling of Music or Video Products shall not be construed to be a Competitor. [XXX].

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     6.2  GeoCities, in cooperation with CDnow, will test the links, advertisements and promotional placements required under this Agreement prior to the time that they "go live" on the GeoCities Site (e.g., prior to the time that they are implemented and enabled on a production version of the GeoCities Site) and will continue to test such links, advertisements and promotional placements as is reasonable and necessary during the term of this Agreement to ensure that they function properly and as specified under this Agreement. The Parties will mutually agree when the program of links, advertisements and promotional placements will go live on the GeoCities Site.

     6.3 GeoCities will not cause any link, advertisement or promotional placement under this Agreement to go live on the GeoCities Site prior to the applicable date agreed by the Parties. Further, at CDnow's discretion, traffic from promotional links and advertising placements will be enabled in stages; provided, however, that such staging will not delay the Commencement Date.

 Section 7.    Traffic Data

     7.1 On a monthly basis, GeoCities will provide CDnow with a report in a form and via a distribution method mutually agreeable to the Parties concerning search and browsing behavior on the GeoCities Site, to the extent such behavior reasonably could relate to the online promotion or sale of Music or Video Products, or other products that CDnow may sell from time to time. CDnow will hold such data in confidence and will use it only in accordance with reasonable guidelines to be mutually agreed upon by the Parties. Notwithstanding anything to the contrary contained in this Section 7.1, GeoCities will not be required to deliver to CDnow any user data in violation of its then-existing policies regarding the protection of user information.

     7.2 CDnow will provide GeoCities with a report at least once per month of orders for CDnow's products submitted by GeoCities' users in a form and via a distribution method mutually agreeable to the Parties. Such report is to be used by GeoCities to actively track performance of various promotional tools that it has in service. GeoCities will hold such data in confidence and will use it only in accordance with reasonable guidelines to be agreed by the Parties. Notwithstanding anything to the contrary contained in this Section, CDnow will not be required to deliver to GeoCities any data in violation of its then-existing privacy policies or policies regarding the protection of actual sales information.

     7.3 GeoCities will provide CDnow with a weekly report of Impressions delivered to users of the GeoCities Site during the immediately preceding week in a form and via a distribution method media mutually agreeable to the Parties. Such report is to be used for CDnow to actively track whether GeoCities is fulfilling its obligations under this Agreement.

 Section 8.    Exclusivity and Media Guarantee

     8.1 In no event will GeoCities or any Competitor or any third party on behalf of a Competitor: (a) place any [XXX] for Music or Video Products or relating to music or video categories on the [XXX]; (b) place [XXX] for Music or Video Products or relating to music or video categories in the [XXX]; or (c) run, or allow a Competitor or any third party on behalf of a Competitor to run, a program similar to the [XXX] for the category of Music or Video Products. GeoCities will not permit any Competitor or any third party on behalf of a Competitor to provide e-mail notifications or updates in the GeoCities [XXX]. GeoCities shall not allow any entity not defined as a Competitor to place any [XXX] in the [XXX] for the category of Music or Video Products. Nothing in this
Section 8.1 shall prevent GeoCities from allowing [XXX].

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(c) mask works, copyrights, other literary property or authors' rights, whether or not protected by copyright or as a mask work, under common law, state law, federal law and laws of foreign countries; and (d) Marks.

     10.2 CDnow hereby grants to GeoCities, during the term of this Agreement, a non-exclusive, non-transferable license to use CDnow's Marks as reasonably necessary to perform its obligations under this Agreement; provided, however, that any promotional materials containing CDnow's Marks will be subject to CDnow's prior written approval.

     10.3 GeoCities hereby grants to CDnow, during the term of this Agreement, a non-exclusive, non-transferable license to use GeoCities' Marks as reasonably necessary to perform its obligations under this Agreement; provided, however, that any promotional materials containing GeoCities' Marks will be subject to GeoCities' prior written approval.

     10.4 Neither GeoCities nor CDnow will use the other Party's Marks in a manner that disparages the other Party, its Marks or its products or services, or portrays the other Party, its Marks or its products or services in a false, competitively adverse or poor light. Each of GeoCities and CDnow will comply with the other Party's requests as to the use of the other Party's Marks and will avoid any action that diminishes the value of such Marks. Either Party's unauthorized use of the other's Marks is strictly prohibited. Each Party's use of the other Party's Marks and any and all goodwill associated therewith or that may accrue as a result of such use will inure solely to the benefit of the other Party (the owning Party).

 Section 11.   Term and Termination

      11.1 The initial term of this Agreement will begin on the date of this Agreement and will end twelve (12) months following the Commencement Date.

      11.2 (a) CDnow will have the option to renew the term of this Agreement for a single twelve (12) month renewal term beginning on the expiration of the initial term by giving GeoCities written notice (indicating CDnow's exercise of its option to renew the term of this Agreement) at least thirty (30) days prior to the expiration of the initial term.

               (b) During such renewal term, all terms and conditions of this Agreement, except Section 11.2(a), will remain in full force and effect; provided, however, that the fixed placement fees payable pursuant to Section 5.2 will be increased (or decreased as the case may be) in the renewal term by multiplying the [XXX] by the result of the average number of Impressions delivered per day during the [XXX] period denoted by the [XXX] following the Commencement Date divided by average number of Impressions delivered per day during the [XXX] period immediately following the Commencement Date.

      11.3 Either Party may terminate this Agreement if the other Party (a) materially breaches this Agreement and does not cure the breach within thirty
(30) days following its receipt of written notice from the non-breaching Party, or (b) ceases to carry on the portion of its business that relates

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                                   EXHIBIT A
                                    Linkage

1. CDNOW Icons and URLs.

2. Return Icon and URL.

3. GeoCities Basic Commerce Platform.

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                                   EXHIBIT B
         Promotion Placements and Participation in Strategic Programs

Staged Deployment of CDNOW Promotion on GeoCities

STAGE I

Target Start Date to be Implemented as Soon as Possible After Signing Agreement.

1) Main GeoCities Home Page;

   i.   Each GeoCities [XXX] (currently [XXX] and growing);

   ii.  Each [XXX] (currently between [XXX] and [XXX]);

   iii. Experimentation with [XXX] and/or [XXX];

   iv. Announcement of Relationship in [XXX] (using a reasonable announcement that is editorially appropriate);

   v.   Experimentation with Inclusion in [XXX] Package (Welcome Wagon); and

   vi.  Banners.

STAGE II

GeoCities will make best efforts to implement within two months of the Commencement date.

1. Offer [XXX] Program for Homesteaders;

2. Incentive Program for Homesteaders to Host [XXX] on their Homepages;

3. Experimentation with [XXX] within GeoCities [XXX]; and

4. Senior Positioning in GeoCities [XXX].

STAGE III

GeoCities to make best efforts to implement within three months of the Commencement Date. Experimentation with various concepts and deploying those which appear to provide successful results including:

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1. Product Offers on [XXX] Pages;

2. Product Offers on [XXX] Pages;

3. Product Offers within [XXX]; and

4. [XXX] Offers.

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                                   EXHIBIT C
                 Competitors in Music and/or Video Categories

Pursuant to Section 1.7(a) of the Agreement, Competitor includes [XXX]

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